                                 AMENDMENT NO. 2
                             PARTICIPATION AGREEMENT

     The Participation Agreement (the "Agreement") dated October 7, 1996 and amended on November 11, 1997, by and among AIM Variable Insurance Funds, a Delaware trust, A I M Distributors, Inc., a Delaware corporation, IDS Life Insurance Company of New York, a New York life insurance company, and American Express Financial Advisors Inc., is hereby amended as follows:

     SECTION 9. NOTICES, of the Agreement is hereby deleted in its entirety and replaced with the following:

                               SECTION 9. NOTICES

     Notices and communications required or permitted by Section 9 hereof will be given by means mutually acceptable to the Parties concerned. Each other notice of communication required or permitted by this Agreement will be given to the following persons at the following addresses and facsimile numbers, or such other persons, addresses or facsimile numbers as the Party receiving such notices or communications may subsequently direct in writing:

                    IDS LIFE INSURANCE COMPANY OF NEW YORK
                    AMERICAN EXPRESS FINANCIAL ADVISORS INC.
                    1765 AXP Financial Center
                    Minneapolis, MN 55474
                    Facsimile: 612-671-3866

                    Attn:   Mr. Gumer C. Alvero
                            Vice President, Annuities

                    cc: IDS LIFE INSURANCE COMPANY OF NEW YORK AMERICAN EXPRESS FINANCIAL ADVISORS, INC. 50607 AXP Financial Center
                            Minneapolis, MN 55474
                            Attn:   Mary Ellyn Minenko, Esq.
                                    Senior Counsel

                    AIM VARIABLE INSURANCE FUNDS
                    A I M DISTRIBUTORS, INC.
                    11 Greenway Plaza, Suite 100
                    Houston, TX 77046-1173
                    Facsimile: 713-993-9185

                    Attn: Nancy L. Martin, Esq.

     Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

      FUNDS AVAILABLE UNDER            SEPARATE ACCOUNTS UTILIZING
          THE CONTRACTS                 SOME OR ALL OF THE FUNDS                   CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS
----------------------------------   ------------------------------   --------------------------------------------------------------
         (Series I shares)
                                     IDS Life of New York Variable    -    Flexible Premium Deferred Variable Annuity Contract Form
AIM V.I. Capital Appreciation Fund   Annuity Account (formerly IDS         Nos. 31036, 31037, 31038-IRA, 31039-SEP, 31053, 31054,
AIM V.I. Capital Development Fund    Life of New York Flexible             31055-SEP, 31056-IRA
AIM V.I. Growth and Income Fund      Portfolio Annuity Account)
                                                                      -    Flexible Premium Variable Life Insurance Policy Form Nos.
                                     IDS Life of New York Account 8        39060 and 39061

                                                                      -    Flexible Premium Survivorship Variable Life Insurance
                                                                           Policy Form Nos. 39090 and 39090C

        (Series II shares)

AIM V.I. Capital Appreciation Fund   IDS Life of New York Variable    -    Flexible Premium Deferred Variable Annuity Contract Form
AIM V.I. Capital Development Fund    Annuity Account (formerly IDS         Nos. 31036, 31037, 31038-IRA, 31039-SEP, 31053, 31054,
                                     Life of New York Flexible             31055-SEP, 31056-IRA
                                     Portfolio Annuity Account)

     All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

     Effective Date: as of August 13, 2001.

                                        AIM VARIABLE INSURANCE FUNDS


Attest: /s/ Nancy L. Martin             By: /s/ Carol F. Relihan
        -----------------------------       ------------------------------------
Name: Nancy L. Martin                   Name: Carol F. Relihan
Title: Assistant Secretary              Title: Senior Vice President


                                        A I M DISTRIBUTORS, INC.


Attest: /s/ Nancy L. Martin             By: /s/ Michael J. Cemo
        -----------------------------       ------------------------------------
Name: Nancy L. Martin                   Name: Michael J. Cemo
Title: Assistant Secretary              Title: Sr. Vice President


                                        IDS LIFE INSURANCE COMPANY OF NEW YORK,
                                        on behalf of itself and its
                                        separate accounts


Attest: /s/ Mary Ellyn Minenko          By: /s/ Gumer C. Alvero
        -----------------------------       ------------------------------------
Name: Mary Ellyn Minenko, Esquire       Name: Gumer C. Alvero
Title: Assistant Secretary              Title: Vice President, Annuities


                                        AMERICAN EXPRESS FINANCIAL ADVISORS,
                                        INC.


Attest: /s/ C. Nikol Davies             By: /s/ Gumer C. Alvero
        -----------------------------       ------------------------------------
Name: C. Nikol Davies                   Name: Gumer C. Alvero
Title: Assistant Secretary              Title: Vice President, Annuities